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                                          EXHIBIT 6 - Power of Attorney from the
                                                      State Board to Corporate
                                                      Advisors
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                                                                       Exhibit 6




                               POWER OF ATTORNEY

                KNOW ALL MEN BY THESE PRESENTS, that the State Board of Administration of Florida, a body corporate organized under the constitution of the State of Florida ("Florida"), hereby irrevocably constitutes and appoints Corporate Advisors, L.P., a Delaware limited partnership ("Corporate Advisors"), its true and lawful attorney-in-fact and agent, with full power and authority in its name, place and stead, in any and all capacities, and with full power of substitution, to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such agreements, documents and instruments as may be necessary or appropriate to carry out the provisions of the Investment Management Agreement, dated as of June 17, 1988, between Florida and Crossroads Advisors, L.P. (the "Agreement"), including, without limitation, contract providing for the purchase of, and governing the terms, disposition and voting of, securities in a manner consistent with the provisions of the Agreement, and schedules (including, without limitation, Schedules 13D filed with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Exchange Act of 1934 and the rules of the Commission promulgated thereunder), registration statements, and any other documents filed in connection with the registration of securities. It is expressly intended that the foregoing power of attorney is irrevocable and coupled with an interest and shall survive and not be affected by the incapacity, disability, death or dissolution of any person hereby giving such power.

                IN WITNESS WHEREOF, the State Board of Administration of Florida has caused this power of attorney to be executed and
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attested by its Executive Director and General counsel thereunto duly authorized as of this 17th day of June, 1988.


                                STATE BOARD OF ADMINISTRATION
                                  OF FLORIDA


                                /s/ Lan Janecek
                                -------------------------
Lan Janecek, designee for:      Cliff Hinkle
                                Executive Director

                                Approved as to legality:


                                /s/ Horace Schow II
                                -------------------------
                                Horace Schow II
                                General Counsel
                                FL BAR ID #0251471
















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